UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

SHOPPING.COM LTD.

(Exact name of Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	98-0436245
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Shopping.com Ltd. (the “Shopping.com”) is reporting its financial results for the quarter ended June 30, 2005 under this current report on Form 8-K.

Shopping.com reports second quarter revenue for 2005 of $27.8 million, representing year over year growth of 30%. Shopping.com’s Adjusted net income for the quarter was $2.5 million, exclusive of $1 million of aggregate stock-based compensation and amortization of intangible assets and $1.5 million of non-recurring expenses in connection with the acquisition of Shopping.com by eBay Inc. (the “Acquisition”). GAAP net loss for the second quarter of 2005 was $11,000 or $0.00 per share on a diluted basis as compared to a net loss attributable to ordinary shares of $8.9 million or a loss of $1.54 per share on a diluted basis for the second quarter of 2004.

For the six months ended June 30, 2005, Shopping.com’s revenue was $56.6 million as compared to $42.3 million for the six months ended June 30, 2004. Shopping.com’s Adjusted net income for the six months ended June 30, 2005 was $6.9 million, exclusive of $1.5 million in Acquisition costs and $1.6 million of aggregate stock-based compensation and amortization of intangible assets. Shopping.com’s GAAP net income for the six months ended June 30, 2005 was $3.9 million or $0.12 per share on a diluted basis as compared to a net loss attributable to ordinary shares of $6.6 million or a loss of $1.17 per share on a diluted basis for the six months ended June 30, 2004.

This report contains financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”), and refers to them as “Adjusted.” Shopping.com’s Adjusted net income is equal to GAAP net income/loss excluding stock-based compensation expense, amortization of intangibles, deemed dividend and the non-recurring costs associated with the Acquisition. Adjusted net income is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to, not a substitute for, results of operations presented on a GAAP basis. A table reconciling current Adjusted net income to GAAP net income is included within the attached financial tables. The reconciliation of Adjusted net income to GAAP includes all information reasonably available to Shopping.com on the date of this report.

In order to fully assess Shopping.com’s financial operating results, management believes that Adjusted net income is an appropriate measure of evaluating Shopping.com’s operating performance because it provides investors with an additional tool to compare business performance across companies and across periods. Shopping.com’s management uses Adjusted net income as a measure of operating performance to assist in comparing performance from period to period on a consistent basis, and as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations. In addition, Shopping.com’s management has used this measurement in the past and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with GAAP.

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Shopping.com Ltd.

Condensed Consolidated Income Statement

(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues	$27,768	$21,352	$56,634	$42,337

Operating expenses:
Cost of revenues	1,739	1,167	3,260	2,251
Research and development	3,668	2,691	6,721	5,191
Sales and marketing	16,331	11,897	32,983	22,346
General and administrative	5,910	3,174	9,674	5,536
Stock-based compensation	976	346	1,373	2,358
Amortization of intangible assets	29	177	206	353
Restructuring and other nonrecurring charges	—	298	—	617

Total operating expenses	28,653	19,750	54,217	38,652

Income from operations	(885)	1,602	2,417	3,685

Interest and other income, net	894	17	1,501	185

Income before income taxes	9	1,619	3,918	3,870

Provision for income taxes	(20)	(12)	(67)	(18)

Net income	(11)	1,607	3,851	3,852

Deemed dividend	—	(10,500)	—	(10,500)

Net income (loss) attributable to ordinary shareholders	$(11)	$(8,893)	$3,851	$(6,648)

Earnings (loss) per share:
Basic	$0.00	$(1.54)	$0.13	$(1.17)
Diluted	$0.00	$(1.54)	$0.12	$(1.17)

Weighted average shares used in EPS:
Basic	29,591	5,775	29,607	5,685
Diluted	29,591	5,775	31,548	5,685

Shopping.com Ltd.

Condensed Consolidated Balance Sheet

(amounts in thousands)

	June 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$49,292	$59,201
Marketable securities	99,034	82,088
Accounts receivable, net	11,687	15,577
Prepaid expenses and other current assets	2,046	2,281

Total current assets	162,059	159,147
Property and equipment, net	7,546	5,712
Goodwill	16,814	16,814
Restricted cash	87	87
Other assets	2,046	2,288

Total assets	$188,552	$184,048

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,860	$1,565
Payroll and benefit related liabilities	3,408	4,238
Other payables and accrued expenses	12,866	13,343

Total current liabilities	18,134	19,146
Accrued severance liability	452	427

Total liabilities	18,586	19,573

Shareholders’ Equity:
Ordinary shares capital	74	74
Additional paid-in capital	324,750	323,600
Deferred stock compensation	(7,842)	(8,700)
Accumulated other comprehensive loss	(1,706)	(1,336)
Accumulated deficit	(145,310)	(149,163)

Total shareholders’ equity	169,966	164,475

Total liabilities and shareholders’ equity	$188,552	$184,048

Shopping.com Ltd.

Reconciliation of Net income (loss) Attributable to Ordinary Shareholders to Adjusted net income

(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Net income (loss) attributable to ordinary shareholders	$(11)	$(8,893)	$3,851	$(6,648)

Adjustments:
Deemed dividend	—	10,500	—	10,500
Stock-based compensation	976	346	1,373	2,358
Amortization of intangible assets	29	177	206	353
Costs associated with the eBay Inc. acquisition	1,500	—	1,500	—

Total adjustments	2,505	11,023	3,079	13,211

Adjusted net income	$2,494	$2,130	$6,930	$6,563

Adjusted net income is defined as: net income (loss) attributable to ordinary shareholders plus deemed dividend, amortization of intangible assets, stock-based compensation, and non-recurring costs associated with eBay Inc.’s acquisition of Shopping.com Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer